Exhibit 99.1

Monogram Technologies Announces Management and Related Parties Complete Open Market Purchases of MGRM Common Stock Totaling $1 Million

AUSTIN, TX – December 2, 2024 - Monogram Technologies Inc. (NASDAQ: MGRM) ("Monogram" or the "Company"), an AI-driven robotics company focused on improving human health with an initial focus on orthopedic surgery, today announced completed purchases of MGRM common stock on the open market by certain related parties including Chief Financial Officer Noel Knape, totaling approximately $1 million. Additional details can be found on the Form 8-K filed today by the Company under Item 8.01 Other Events.

“Our senior management team has purchased shares in the open market, reflecting high confidence in our strategy and expectation to create long-term shareholder value," said Ben Sexson, Chief Executive Officer of Monogram. “With the funding secured from our recent offering, we are optimistic about our ability to reach our key milestones in the months ahead.”

Upcoming Milestones

•	Issue-specific meeting with the FDA by December 2024.
•	Seek to obtain regulatory clearance to conduct clinical trials in India with strategic partner Shalby Hospitals.
•	Seek to obtain FDA clearance for the mBôs™ TKA System.
•	Continue exploring domestic relationships.
•	Seek to continue expanding international relationships (the Company will be exhibiting at Arab Health in January 2025).

About Monogram Technologies Inc.

Monogram Technologies (NASDAQ: MGRM) is an AI-driven robotics company focused on improving human health, with an initial focus on orthopedic surgery. The Company is developing a product solution architecture to enable patient-optimized orthopedic implants at scale by combining 3D printing, advanced machine vision, AI and next-generation robotics.

Monograms mBôs precision robotic surgical system is designed to autonomously execute optimized paths for high-precision insertion of its FDA-cleared mPress press-fit implants. The goal is well balanced better-fitting bone sparing knee replacements. The Company initially intends to produce and market robotic surgical equipment and related software, orthopedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. Other clinical and commercial applications for the mBôs with mVision navigation are also being explored.

Monogram has obtained FDA clearance for mPress implants and applied for 510(k) clearance for its robotic products. The Company is required to obtain FDA clearance before it can market its products. Monogram cannot estimate the timing or assure the ability to obtain such clearances.

The Company believes that its mBôs precision robotic surgical assistants, which combine AI and novel navigation methods (mVision), will enable more personalized knee implants for patients, resulting in well balanced better-fitting knee replacements with bone sparing implants. Monogram anticipates that there may be other clinical and commercial applications for its navigated mBôs precision robot and mVision navigation.

To learn more, visit www.monogramtechnologies.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. For example, the Company's statement regarding the Company's proposed use of net proceeds is a forward-looking statement. Forward-looking statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements as a result of a number of factors, including those described in the prospectus and the Company's other filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Relations

Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
MGRM@mzgroup.us